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EXHIBIT 10.25.1

Amended and Restated Agreement
(to Provide Materials and Services)

        This AMENDMENT (this "Amendment") is dated as of June 1, 2004 and entered into between UNION CARBIDE CORPORATION ("UCC") and DOW HYDROCARBONS AND RESOURCES INC. ("DHRI"), and is made with reference to that certain Amended and Restated Agreement dated as of July 1, 2003 (the "Restated Agreement"), between UCC and DHRI with respect to the supply of feedstocks, monomers, fuel, logistics and other services by DHRI to UCC. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Restated Agreement (as amended by this Amendment).

RECITALS

        WHEREAS, Section 6 of the Restated Agreement provides that UCC will make payment to DHRI for products purchased or services provided under to the Restated Agreement on terms net ten (10) days from the date DHRI issues an invoice; and

        WHEREAS, UCC and DHRI wish to provide for the prepayment by UCC of amounts becoming due under the Restated Agreement in consideration for a discount to UCC on the prices payable for products and services provided under the Restated Agreement;

        NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

  SECTION 1.    AMENDMENTS TO THE RESTATED AGREEMENT

            1.     Provisions Relating to Terms of Payment.

        Section 6 of the Restated Agreement is hereby amended by deleting the text of Section 6 in its entirety and substituting the following therefor:

"a)    Estimated Monthly Invoice—At the beginning of each calendar month DHRI shall submit to UCC an estimated invoice covering the products and services that it is anticipated DHRI will provide to UCC hereunder during such month (the "Estimated Invoice"). The Estimated Invoice shall be based on DHRI's projection of the volume and price of products and services to be provided to UCC by DHRI during such month. If fully and timely paid in accordance with the terms and provisions of Section 6 b), below, the amount payable on each Estimated Invoice shall be subject to a prepayment discount ("Discount") based upon a discount rate determined in accordance with paragraph d) of this Section 6 (the "Discount Rate") applied for a forty (40) day time period.

b)    Payment—UCC shall pay each Estimated Invoice within five (5) business days of its receipt by UCC.

c)    Invoice Adjustment—Promptly after the end of each calendar month, DHRI shall prepare a final statement (the "Final Statement") setting forth the difference between (x) the amount of the Estimated Invoice issued in respect of such month (without taking into account the available Discount or any credit or debit resulting from the application of the last sentence of this Subsection 6 c)) and (y) the actual volume and price, determined in accordance with Section 4 of the Restated Agreement, of products and services provided by DHRI to UCC during such month. If the Final Statement for any month evidences an overcharge by DHRI pursuant to the Estimated Invoice for such month, the amount of such difference shall be credited to UCC. If the Final Statement for any month evidences an undercharge by DHRI pursuant to the Estimated Invoice for such month, the amount of such difference shall be debited to UCC. Any such credit or debit shall be applied against, or included on, the next Estimated Invoice submitted by DHRI to UCC.

d)    Discount Rate—The Discount Rate applicable with respect to the full and timely payment of an Estimated Invoice shall be the London interbank rate ("LIBOR") plus two and one-half percent (2.5%) per annum. LIBOR shall be determined as the rate for deposits in U.S. Dollars for a period of one month which appears on the Telerate

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page 3750 as of 11.00 a.m., London time, on the date that is the last business day of the calendar month immediately preceding the month to which the Estimated Invoice applies."

            2.     Provisions Relating to Notice.

        Section 17 of the Restated Agreement is hereby amended by deleting the address for providing notice to UCC in its entirety and substituting the following therefore:

UCC
Union Carbide Corporation
400 West Sam Houston Parkway South
Houston, Texas 77042

  SECTION 2. MISCELLANEOUS

            1.     Reference to and Effect on the Restated Agreement.

        On and after the date of this Amendment, each reference in the Restated Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Restated Agreement, shall mean and be a reference to the Restated Agreement as amended by this Amendment.

            2.     Counterparts.

        This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

            3.     Applicable Law.

        This Amendment will be governed by the laws of the State of Texas.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

UNION CARBIDE CORPORATION		DOW HYDROCARBONS AND RESOURCES INC.
By:	/s/ E. W. RICH	By:	/s/ R. W. JEWELL
Name:	E. W. Rich	Name:	R. W. Jewell
Title:	VP, Treasurer, CFO	Title:	VP—Energy

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Amended and Restated Agreement (to Provide Materials and Services)